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                                                                   Exhibit 10.34

                                  NONSTATUTORY
                             STOCK OPTION AGREEMENT

      This Nonstatutory Stock Option Agreement (the "Agreement"), made on the 28th day of July 2004, by and between M-WAVE, INC. (the "Company") and GERALD M. ("JIM") MAYER (the "Optionee") evidences the grant, by the Company, of a Nonstatutory Stock Option (the "Option") to the Optionee on the date hereof (the "Date of Grant"), in accordance with Section 3.2.4 of the Employment Agreement (the "Employment Agreement") of even date herewith between the Optionee and the Company pursuant to which the Optionee shall serve as the Chief Executive Officer of the Company. The Company and the Optionee agree as follows:

1. Shares Optioned and Option Price. The Optionee shall have an Option to purchase 400,000 shares of the Company's common stock, par value $.005 per share (the "Common Stock"), at a price of $1.16 for each share ("Exercise Price"), being the closing price of the Common Stock on the NASDAQ SmallCap Market on the Date of Grant. The Option shall be subject to all the terms and conditions of the Agreement.

2. Option Status. The Option is intended to be a nonstatutory option and shall not be deemed to meet the requirements of Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code").

3. Vesting of Option. Subject to the conditions and limitations of this Agreement, all shares for which the Option is granted shall become vested and exercisable as of the close of business on October 28, 2004.

4. Exercise Period. Subject to the conditions and limitations of this Agreement and except as may be otherwise set forth in the Employment Agreement,, the Option may be exercised, from time to time, with respect to all or any number of the then vested, unexercised shares of Common Stock remaining subject to the Option during the period beginning on the Date of Grant and ending on the earliest to occur of the following dates:

      (a)   the last day of the five-year period beginning on the Date of Grant;

      (b) the 90th day after the date that the Optionee's service as an employee of the Company terminates, unless (c) below applies to the Optionee; or

      (c) the date that the Optionee's service as an employee of the Company terminates for Cause (as defined in the Employment Agreement).

The Option may not be exercised to the extent that it is not vested and, after the date that the Optionee's service as an employee of the Company terminates, may not be exercised to the extent that the Option is not vested on such date of termination. For purposes of determining the period in which the Option may be exercised under this paragraph 4, any period that the Optionee is a member of a board of directors of the Company or is retained by the Company as a consultant for regular and substantial services shall be considered service as an employee.

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5. Exercise of Option. During the period that the Option is exercisable, it may be exercised in full or in part by (a) the Optionee, (b) in the event of the Optionee's death, by the person or persons to whom the Option was transferred by will or the laws of descent and distribution or (c) if the Option has been transferred with the consent of the Company, by the permitted transferee hereof, by delivering or mailing written notice of the exercise to the Company along with full payment of the exercise price. Payment of the exercise price shall be made in cash (including personal check) or, to the extent permitted by the Company, in shares of Common Stock with an aggregate fair market value (as reasonable determined by the Board of Directors of the Company) equal to the exercise price on the date that the notice is received by the Company. The written notice shall be signed by each person entitled to exercise the Option and shall specify the address and social security number of each such person. If any person other than the Optionee purports to be entitled to exercise all or any portion of the Option, the written notice shall be accompanied by proof, satisfactory to the Company, of that entitlement. The written notice will be effective and the Option shall be deemed exercised to the extent specified in the notice on the date that the written notice (together with required accompaniments) is received by the Company.

6. Transfer of Shares on Exercise. As soon as practicable after receipt of an effective written notice of exercise and full payment of the purchase price, the Company shall cause ownership of the appropriate number of shares of Common Stock to be transferred to the person or persons exercising the Option by having a certificate or certificates for those shares registered in the name of such person or persons and shall have each certificate delivered to the appropriate person.

7. Tax Withholding. The Company shall require payment of any tax required by law to be withheld by the Company with respect to exercise of the Option prior to transfer of the shares. To the extent permitted by the Company, the amount required to be withheld may be paid by surrender of shares of Common Stock or by the Company's retention of shares of Common Stock otherwise deliverable on exercise, valued in each case at their fair market value (as reasonably determined by the Board of Directors of the Company) on the date of exercise.

8. Restrictions on Transfers of Rights. The rights of the Optionee under this Agreement may not be transferred except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined in the Code), and the rights under this Agreement may be exercised during the lifetime of the Optionee only by the Optionee; provided, however, that the Company may, in its discretion, permit the Optionee to transfer the Option: (a) to family members; (b) to custodianships under the Uniform Transfers to Minors Act or any similar statute; (c) to trusts for the benefit of the Optionee and his family members; (d) to family partnerships; and (e) on termination or dissolution of such custodianship, trust, or family partnership, to the person or persons who, in accordance with the terms of such custodianship, trust, or partnership, are entitled to receive the transferred Option.

9. No Shareholder Rights before Exercise. The Optionee shall not have any rights of a shareholder of the Company with respect to any Common Stock subject to the Option unless and until such shares are issued upon exercise of the Option.

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10. Entire Agreement. The Agreement represents the entire agreement between the
Company and the Optionee in connection with the Option.

11. Adjustment. The number of shares of Common Stock to which the Option relates and the Exercise Price shall be subject to appropriate adjustment (as reasonably determined by the Board of Directors of the Company) in the event of a stock dividend, stock split, reverse stock split, share combination, recapitalization, merger, consolidation, asset spin-off, reorganization or similar event, of or by the Company.

      IN WITNESS WHEREOF, the Company, by its duly authorized officer, and the Optionee have signed this Agreement as of the day and year first above written.

                                   M-WAVE, INC.:

                                   By: _________________________________________

                                   Its: President

                                   OPTIONEE:

                                   _____________________________________________
                                   Gerald M. ("Jim") Mayer

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